OTR EXPRESS, INC.

                       804 N. Meadowbrook Drive
                         Olathe, Kansas 66062

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON MAY 6, 1999

TO ALL STOCKHOLDERS:
   You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of OTR Express, Inc. (the "Company") to be held on Thursday, May 6, 1999, at 3:00 p.m., Kansas City time, at the Overland Park Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas, for the following purposes:

   (1) To elect three Class A directors to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

   (2) To ratify the selection by the Board of Directors of the firm of Arthur Andersen LLP as the independent auditors for the Company for 1999;

   (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Holders of record of the Company's Common Stock, $.01 par value, as of the close of business on March 15, 1999, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be kept at the Company's offices at 804 N. Meadowbrook Drive, Olathe, Kansas 66062 for a period of ten days prior to the Annual Meeting and will be available at the Annual Meeting.
                             BY ORDER OF THE BOARD OF DIRECTORS

                             William P. Ward, Chairman of the Board
Dated: March 31, 1999

       IMPORTANT----YOUR PROXY AND A RETURN ENVELOPE ARE ENCLOSED

    You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting.
No postage is required if your proxy is mailed in the United States in the enclosed return envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the Annual Meeting, which will prevent costly follow-up and delays.

                            OTR EXPRESS, INC.

                        804 N. Meadowbrook Drive
                          Olathe, Kansas 66062



                     ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MAY 6, 1999

                            PROXY STATEMENT

    The proposals in the accompanying form of proxy (the "Proxy") are solicited by the Board of Directors of OTR Express, Inc. (the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 6, 1999, at 3:00 p.m., Kansas City time, at the Overland Park Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas, and any adjournment or postponement thereof. This Proxy Statement, the Proxy and the Company's Annual Report for the year ended December 31, 1998 (the "Annual Report") are being mailed or given to stockholders on or about March 31, 1999.

    Proxies. Shares represented by a duly executed proxy received prior to the Annual Meeting will be voted at the Annual Meeting. If a stockholder specifies a choice on a duly executed proxy with respect to any matter to be acted upon, the shares will be voted in accordance with the choices specified in the proxy with respect to the proposals described in this Proxy Statement. If a duly executed proxy is returned but no voting choice is specified, the shares represented by the proxy will be voted in favor of the proposals set forth in this Proxy Statement. None of the proposals are related to or conditioned on the approval of any other proposal. Any person delivering a duly executed proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company either (i) a written notice of revocation or (ii) a properly executed later-dated proxy with different voting instructions, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute the revocation of a proxy.

    Other Matters. Management of the Company does not intend to present any matter at the Annual Meeting except as indicated herein, and presently knows of no other matter to be presented at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the Proxy will vote the Proxy in accordance with their judgment of the best interests of the Company on such matters.

    Solicitation and Expense. The Company will bear all the costs of solicitation of proxies and preparing, assembling, printing and mailing the Proxy Statement, the proxy and additional materials which may be furnished to stockholders. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or telegraph by regular employees of the Company, and the Company will reimburse brokers, custodians, fiduciaries or other persons for their reasonable expenses in sending proxy solicitation material to beneficial owners of shares.

    Voting. Only stockholders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 15, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 1,831,671 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share on each matter to properly come before the Annual Meeting, except for the election of directors, in which case each stockholder shall have the right to cumulatively vote such stockholder's shares. Cumulative voting entitles each stockholder to cast as many votes in the aggregate as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast the whole number of such votes for one nominee or distribute the votes among two or more nominees.

    The Bylaws of the Company require that a majority of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of (a) a plurality of the votes cast by the holders of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors and (b) a majority of the votes cast by the holders of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval and ratification of the Board of Directors' selection of independent auditors. Stockholders do not have any dissenters' rights of appraisal in connection with any of the matters to be voted upon. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions are counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in "street name" and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the independent auditors.

    The Company. The Company's principal executive office is located at 804 N. Meadowbrook Drive, Olathe, Kansas 66062.



         (The remainder of this page has been left blank intentionally.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's voting securities (the "Common Stock") as of March 15, 1999 by each person and group known to the Company to be the beneficial owner of more than 5% of its
Common Stock.
  Name and Address of       Amount and Nature of
   Beneficial Owner       Beneficial Ownership(FN1)    Percent of Class(FN1)
William P. Ward
  804 N. Meadowbrook Dr.
  Olathe, KS 66062        265,661(FN2)                 14.32%
Janice K. Ward
  804 N. Meadowbrook Dr.
  Olathe, KS 66062        265,661(FN2)                 14.32%
Robert B. Westphal
  109 N. 6th Street
  Fort Smith, AR 72901    207,000(FN3)                 11.30%
Dr. Ralph E. MacNaughton
  #17 Wycklow
  Overland Park, KS 66207 129,237(FN4)                  7.04%
Robert Fleming, Inc.
  320 Park Avenue
  New York, NY 10022      124,120(FN5)                  6.78%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue
  Santa Monica, CA 90401   95,700(FN6)                  5.22%

(FN1) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Nature of beneficial ownership of shares of Common Stock is direct unless indicated otherwise by footnote.
Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless otherwise indicated by footnote.
(FN2) Includes 64,768 shares owned of record by Associated Commercial Analysts Corporation ("ACA"), which is 100% owned by Mr. and Mrs. Ward. Also includes 109,352 shares held jointly by Mr. and Mrs. Ward; 4,700 shares held directly by each of Mr. Ward and Mrs. Ward; 6,320 shares held by a family trust for which Mr. Ward is sole trustee with voting and dispositive power; and 14,514 and 8,705 shares purchasable pursuant to options which are currently exercisable by Mr. Ward and Mrs. Ward, respectively. In addition, includes 52,602 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, 5,251 and 1,960 shares have been allocated to the ESOP accounts of Mr. Ward and Mrs. Ward, respectively.
(FN3)  As reflected on Mr. Westphal's Schedule 13D dated March 15, 1999.
(FN4) Includes 116,237 shares held in a family limited partnership of which Dr. MacNaughton is trustee. Also includes 3,000 shares purchasable pursuant to options that are currently exercisable by Dr. MacNaughton.
(FN5)  As reflected on Robert Fleming, Inc.'s Schedule 13G dated February 10,
1999.
(FN6)  As reflected on Dimensional Fund Advisors Inc.'s ("Dimensional")
Schedule 13G dated February 11, 1999. Dimensional disclaims beneficial ownership of all such shares.

    The following table sets forth, with respect to the Company's voting securities (Common Stock) as of March 15, 1999, (i) shares beneficially owned by all directors (current and nominee) and named executive officers of the
Company, and (ii) total shares beneficially owned by all executive officers and directors as a group.
                             Amount and Nature of
Name of Beneficial Owner    Beneficial Ownership(FN1)   Percent of Class(FN1)
William P. Ward             265,661(FN2)                14.32%
Janice K. Ward              265,661(FN2)                14.32%
Dr. Ralph E. MacNaughton    129,237(FN3)                 7.04%
Gary J. Klusman              82,671(FN4)                 4.40%
Dr. James P. Anthony         72,615(FN5)                 3.96%
Dean W. Graves               53,413(FN6)                 2.91%
Steven W. Ruben              46,985(FN7)                 2.52%
Frank J. Becker              32,000(FN8)                 1.75%
Terry G. Christenberry       11,000(FN9)                    *
Charles M. Foudree            5,000(FN10)                   *
All executive officers and
directors as a group
(13 persons)                 749,005(FN11)              37.85%

   *  Less than one percent (1%).

(FN1)  See footnote (1) to the table on the preceding page.
(FN2)  See footnote (2) to the table on the preceding page.
(FN3)  See footnote (4) to the table on the preceding page.
(FN4) Includes 1,400 shares held in Mr. Klusman's individual retirement account. Also includes 48,281 shares purchasable pursuant to options which are currently exercisable by Mr. Klusman.
(FN5) Includes 2,700 and 24,400 shares held by Dr. Anthony's pension trust and profit sharing trust, respectively, 26,220 shares owned by his spouse and 5,580 shares held for the benefit of his minor children. Also includes
3,000 shares purchasable pursuant to options which are currently exercisable by Dr. Anthony.
(FN6) Includes 13,100 shares owned by Mr. Graves' spouse for which Mr. Graves disclaims beneficial ownership, 500 shares owned jointly with his spouse, and 19,650, 13,383 and 1,000 shares held by his HR-10 retirement plan, profit sharing trust and individual retirement account, respectively. Also includes 3,000 shares purchasable pursuant to options which are currently exercisable by Mr. Graves.
(FN7) Includes 1,000 shares held in Mr. Ruben's individual retirement account. Also includes 29,508 shares purchasable pursuant to options which are currently exercisable by Mr. Ruben.
(FN8) Includes 15,000 shares held by Mr. Becker's HR-10 retirement plan. Also includes 2,000 shares purchasable pursuant to options which are currently exercisable by Mr. Becker.
(FN9) Includes 2,000 shares held in Mr. Christenberry's individual retirement account and 2,000 shares held by Mr. Christenberry's spouse in her individual retirement account, for which Mr. Christenberry disclaims beneficial ownership. Also includes 3,000 shares purchasable pursuant to options which are currently exercisable by Mr. Christenberry.
(FN10) Includes 1,000 shares held by Mr. Foudree's trust and 1,000 shares held in the individual retirement account of his spouse. Also includes 3,000 shares purchasable pursuant to options which are currently exercisable by Mr.
Foudree.
(FN11) Includes 146,971 shares purchasable pursuant to options which are currently exercisable and 52,602 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, a total of 9,679 of the ESOP shares have been allocated to the accounts of the Company's executive officers.

                             PROPOSAL ONE:
                     ELECTION OF CLASS A DIRECTORS

    The number of directors constituting the Board of Directors has been fixed at nine. The Articles of Incorporation of the Company divide the Board of Directors into three classes of directors, as nearly equal in number as possible, who serve staggered terms. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting of Stockholders for a full three-year term.

    Nominees. The following table contains certain information concerning each of the individuals nominated by the Board of Directors for election as a Class A Director at the 1999 Annual Meeting. Each is presently a director whose term expires in 1999. Each Class A Director to be elected at the 1999 Annual Meeting will serve until the Annual Meeting of Stockholders in 2002 or until his successor is elected and qualified. Shares represented by a signed, dated and returned Proxy will be voted, unless otherwise indicated, for the election of the three nominees for Class A Director named below. In the unanticipated event that any nominee should become unavailable, the Board of Directors, in its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee. Management recommends a vote for the election of the three nominees for Class
A Director named below.

Name of Nominee               Director    Principal Occupation for Last
for Director            Age   Since       Five Years and Directorships Held

Terry G. Christenberry   52   1992        Mr. Christenberry has been the
(1)(2)(3)                                 President and a director of
                                          Christenberry Collet & Company Inc.,
                                          an investment banking firm located
                                          in Kansas City, Missouri, since its
                                          incorporation in June 1994.  From
                                          1987 to June 1994, Mr. Christenberry
                                          was Executive Vice President and a
                                          director of H.B. Oppenheimer &
                                          Company Inc., an investment banking
                                          firm located in Kansas City, Missouri.
                                          Mr. Christenberry is a director of
                                          Smithway Motor Xpress Corporation.

Dean W. Graves (1)(4)     64   1991       Mr. Graves has been the sole owner
                                          of Dean Graves, FAIA Architectural
                                          Firm, located in Kansas City,
                                          Missouri, for more than the prior
                                          five years.  Mr. Graves is the
                                          brother-in-law of Mr. and Mrs. Ward.

Gary J. Klusman (1)       39   1995       Mr. Klusman has been the President
                                          and Chief Executive Officer since
                                          February 1998 and a director since
                                          1995.  From October 1994 through
                                          January 1998 Mr. Klusman was
                                          Executive Vice President of the
                                          Company.  Mr. Klusman was the Vice
                                          President-Finance and Chief Financial
                                          Officer of the Company from December
                                          1991 to October 1994.


(1) Member of the Strategy Committee.
(2) Member of the Mergers and Acquisitions Committee.
(3) Member of the Audit Committee.
(4) Member of the Investor and Public Relations Committee.

                          The Board of Directors

       Continuing Directors.  The following table contains certain information concerning the Board members whose terms do not expire in 1999 and continue after the Annual Meeting:
                                      Current
                             Director  Term    Principal Occupation for Last
Name                     Age  Since   Expires  Five Years and Directorships Held

Frank J. Becker (2)(5)   63  1997      2000    Mr. Becker has been President of
                                               Becker Investments, Inc., an
                                               investment company located in
                                               Lawrence, Kansas since January
                                               1993.  Mr. Becker is also a
                                               director of Western Resources,
                                               Inc. and a member of the Board
                                               of Trustees of the Kansas
                                               University Endowment Association.

Dr. Ralph E. MacNaughton 70  1988      2000    Dr. MacNaughton has been retired
(3)(6)(7)                                      since June 1994.  He had been a
                                               radiologist in the Carondelet
                                               Radiology Group at St. Joseph's
                                               Hospital in Kansas City,
                                               Missouri, for more than the
                                               prior five years.

William P. Ward          60  1985      2000    Mr. Ward founded the Company and
(1)(2)(4)(5)(6)(7)                             has been Chairman of the Board
                                               since its incorporation in 1985.
                                               From 1985 to February 1998, Mr.
                                               Ward was President and Chief
                                               Executive Officer of the
                                               Company.  Since 1974, Mr. Ward
                                               has been Chairman and an officer
                                               of Associated Commercial
                                               Analysts Corporation ("ACA"), an
                                               affiliate of the Company that
                                               has acted as a general partner
                                               for numerous real estate limited
                                               partnerships. ACA is presently
                                               managing six such partnerships.
                                               Mr. Ward is the husband of
                                               Janice K. Ward and the
                                               brother-in-law of Dean W.
                                               Graves.

Dr. James P. Anthony     50  1989      2001    Dr. Anthony has been a
(3)(5)                                         radiologist in the Carondelet
                                               Radiology Group at St. Joseph's
                                               Hospital in Kansas City,
                                               Missouri, for more than the
                                               prior five years.

Charles M. Foudree       53  1994      2001    Mr. Foudree has been Executive
(4)(5)(6)                                      Vice President-Finance and a
                                               director of Harmon Industries,
                                               Inc., a manufacturer of signal
                                               and control systems for
                                               railroads and mass transit
                                               systems worldwide, located in
                                               Blue Springs, Missouri, and has
                                               been with Harmon in a variety of
                                               executive positions for more
                                               than the prior five years.

Janice K. Ward (7)        58  1985     2001    Mrs. Ward has been a Vice
                                               President and a director of the
                                               Company since its incorporation
                                               in 1985. Mrs. Ward was secretary
                                               of the Company from 1985 until
                                               February 1998.  Mrs. Ward has
                                               been an officer and director of
                                               ACA, an affiliate of the
                                               Company, since 1984.  Mrs. Ward
                                               is the wife of William P. Ward
                                               and the sister-in-law of Mr.
                                               Graves.

(1)  Member of the Strategy Committee
(2)  Member of the Mergers and Acquisitions Committee.
(3)  Member of the Audit Committee.
(4)  Member of the Investor and Public Relations Committee.
(5)  Member of the Governance Committee.
(6)  Member of the Compensation Committee.
(7)  Member of the Risk Management Committee.

    Meetings of Board of Directors and Committees. The business and affairs of the Company are managed by its Board of Directors. During the second quarter of 1998, the Board established a new organizational structure consisting of a Governance Committee, an Audit Committee, a Compensation Committee, an Investor and Public Relations ("IR/PR") Committee, a Strategy Committee, a Mergers and Acquisitions ("M&A") Committee and a Risk Management Committee. The entire Board of Directors acts as the nominating committee exclusively responsible for selecting candidates for election as directors. The Governance Committee's primary responsibility is to provide the organization framework and guidance for the affairs of the Board of Directors. The Audit Committee's responsibilities include making recommendations to the Board of Directors of the firm to be engaged to audit the Company and reviewing with the independent auditors the plan for, and results of, the auditing engagement and the Company's internal accounting controls. The Compensation Committee is responsible for reviewing and approving the salaries and classifications of the Company's executive officers and other significant employees and the Company's personnel policies and administering the Company's stock option plans. The Investor and Public Relations Committee's responsibilities include creating oversight policies for investor and public relations objectives. The Strategy Committee's primary responsibility is to review and participate in the development of strategic plans with management. The M&A Committee is primarily responsible for reviewing the objective of a merger and/or acquisition strategy relating to acceptable risk criteria. The Risk Management Committee is responsible for reporting to the board on the Company's compliance with overall risk management policy guidelines. The Board of Directors of the Company held 6 meetings last year. During 1998, the Audit Committee held two meetings, the Compensation Committee held two meetings, the Governance Committee held one meeting, the IR/PR Committee held two meetings, the Strategy Committee did not meet, the M&A Committee did not meet and the Risk Management Committee held one meeting. During 1998, each director attended at least 75% of the directors' meetings (and at least 75% of the meetings of committees on which he or she served) during the period for which he or she was a director (and during the period for which he served as a committee member).

    Compensation Committee Interlocks and Insider Participation.
The Compensation Committee consists entirely of non-employee Directors of the Company with the exception of Mr. Ward, who beginning February 1, 1998 is an employee but is no longer an officer of the Company. There are no Compensation Committee interlocks with other companies.

    Compensation of Directors. Non-employee directors are each paid annual fees of $2,400 for serving on the Company's Board of Directors, plus $200 for each meeting of the Board (and $100 for each meeting of a committee of the Board) they attend. Mr. Christenberry's director's fees were paid to his employer, Christenberry Collet & Company Inc. ("Christenberry Collet"). A total of $21,700 was earned by non-employee directors for service on the Board during 1998. Employee-directors do not receive annual fees or fees for attendance at meetings. In addition to the foregoing fees, commencing in 1996 and annually thereafter each non-employee director who has served as a director for more than one year is granted a stock option for 1,000 shares of Common Stock pursuant to the 1996 Directors' Stock Option Plan.

                           Executive Officers

    Information About Other Executive Officers. In addition to those executive officers listed in the foregoing table of Board nominees and continuing Directors, the Company's other executive officers as of December 31, 1998 are listed below. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his or her successor is appointed and qualified. The following information relating to the Company's executive officers is with respect to their ages, principal occupations and positions during the past five years and other biographical information.

Name                         Age      Principal Occupation for Last Five Years

Steven W. Ruben              37       Mr. Ruben has been Vice President-
                                      Finance and Chief Financial Officer of
                                      the Company since November 1995.  From
                                      October 1987 to November 1995, Mr. Ruben was an Audit Manager for Mayer Hoffman
                                      McCann, Certified Public Accountants,
                                      in Kansas City, Missouri.

Jeffrey T. Brown             39       Mr. Brown has been Vice-President-
                                      Operations of the Company since October
                                      1997.  From April 1997 through October
                                      1997, Mr. Brown was a General Manager of
                                      G&K Services, Inc.  From January 1992
                                      through March 1997, Mr. Brown was a
                                      Regional Sales Manager/ District Manager of Roadway Express, Inc.

Eric T. Janzen               33       Mr. Janzen has been Vice-President-
                                      Marketing for the Company since January
                                      1997.  From July 1995 through December
                                      1996, Mr. Janzen was Director of
                                      Marketing for the Company.  From
                                      February 1993 through June 1995, Mr.
                                      Janzen was a sales account executive for the Company. Effective March 31, 1999,
                                      Mr. Janzen has resigned his position with the Company.

Christine D. Schowengerdt    45       Ms. Schowengerdt has been the Company's
                                      Treasurer since its incorporation in
                                      1985.



         (The remainder of this page has been left blank intentionally.)

    Executive Compensation. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined as of the end of the last year) for the years ended December 31, 1998, 1997 and 1996. Mr. Ward served as President and Chief Executive Officer until February 1, 1998, and Mr. Klusman served as President and Chief Executive Officer after such time.

                      Summary Compensation Table
                                               Long Term Compensation
                     Annual Compensation        Awards        Payouts

                                  Other   Restricted Securities         All
Name and                          Annual  Stock      Underlying LTIP    Other
Principal    Year  Salary   Bonus Compen- Award(s)   Options/  Payouts  Compen-
Position            ($)      ($)  sation   ($)       SARs       ($)     sation
                                   ($)               (#)                  ($)
William P.   1998  121,557  0     0       0          0         0        0
Ward,        1997  183,365  0     0       0           3,383    0        0
Chairman of  1996  150,509  0     0       0           3,676    0        0
the Board

Gary J.      1998  155,802  0     0       0          40,000    0        0
Klusman,     1997  147,070  0     0       0           3,383    0        0
President    1996  120,958  0     0       0           3,676    0        0
and CEO

Steven W.    1998  107,240  0     0       0          20,000    0        0
Ruben, Vice  1997   78,105  0     0       0           2,029    0        0
President-   1996   65,595  0     0       0           2,206    0        0
Finance and
Chief Financial
Officer

                    Option Grants in Last Fiscal Year

                   Individual Grants                      Potential Realizable
                                                             Value at Assumed
           Number of                                          Annual Rates of
          Securities    % of Total                              Stock Price
          Underlying     Options       Exercise                 Appreciation
           Options      Granted to     or Base                for Option Term*
           Granted     Employees in     Price      Expiration
 Name      (#)(A,B)     Fiscal Year  ($/share)(C)    Date      5%($)    10%($)
Gary J.
 Klusman     40,000         45.8%         7.00      2/19/08    125,780  318,740
Steven W.
 Ruben       20,000         22.9%         7.00      2/19/08     62,890  159,370


* The dollar amounts set forth under these columns are the result of calculations of the 5% and 10% rates set by the Securities and Exchange
Commission and are not intended to forecast possible future appreciation.
(A)  Mr. Klusman's options were granted for a term of 10 years.  100% of Mr.
Klusman's options became exercisable on February 19, 1998.
(B)  Mr. Ruben's options were granted for a term of 10 years.  100% of Mr.
Ruben's options became exercisable on February 19, 1998.
(C) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

     Aggregated Option Exercises in Last Fiscal Year And Option Values at
                              December 31, 1998
                                             Number of
                                             Securities      Value of
                                             Underlying      Unexercised
                                             Unexercised     In-the-Money
                   Shares                      Options         Option
                  Acquired                   at Year End     at Year End
                    on        Value             (#)             ($)
                 Exercise   Realized         Exercisable/    Exercisable/
Name                (#)       ($)           Unexercisable   Unexercisable
William P. Ward     -0-        -0-             11,131/3,383    -0-/-0-
Gary J. Klusman     -0-        -0-             43,676/10,838   -0-/-0-
Steven W. Ruben     -0-        -0-             27,479/2,029    -0-/-0-


(A) Market value of underlying securities at year-end minus the exercise or base price of "in-the-money" options.

    Stock Purchase Assistance Agreements. The Company has entered into certain agreements designed to help facilitate increased investments in the
Company's Common Stock by certain key executive officers.    The Company has
such Stock Purchase Assistance Agreements dated February 27, 1998 ("Assistance Agreements") with each of Messrs. Klusman and Ruben. The Company has agreed to guarantee payment of personal loans in the amount of $240,000 and $120,000 (the "Stock Loans") obtained from HSBC Business Loans, Inc. ("HSBC") by Mr. Klusman and Mr. Ruben, respectively, for their purchase in March 1998 of 32,920 shares and 16,460 shares of Common Stock, respectively, to the extent that the pledge value of the stock purchase (equal to one-half of its market value) is less than the outstanding principal balance of such loans (the "Guaranty Agreements"). Pursuant to the Assistance Agreements, the Company has agreed to pay to such officers during the six year term of each officer's respective Stock Loan the amount of principal owed from time to time under their respective Stock Loan (i) for such periods as such officer remains employed by the Company in an officer position or (ii) if such officer's employment is terminated without cause by the Company (or by a successor entity after a change of control). Such officers remain the primary obligor under their respective Stock Loans, however, and to the extent the Company is required to pay amounts to HSBC under Guaranty Agreements, such officers have agreed to reimburse the Company and failure by either such officer to make such reimbursement entitles the Company to terminate officer's employment for cause (thereby eliminating the Company's obligations to make further payments under such officer's Assistance Agreement).

           Compensation Committee Report On Executive Compensation

    On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers, is responsible for administration of the OTR Express, Inc. 1991 Stock Option Plan ("1991 Option Plan") and the Amended and Restated 1996 Stock Option Plan ("1996 Option Plan"), and oversees the administration of the Company's compensation program.

    In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for 1998.

    General Compensation Policy.  The Compensation Committee of the
Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance consisting of the Company's revenue, operating ratio (operating expenses divided by operating revenue), operating income, earnings per share, return on equity and return on assets while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

    1998 Compensation. To accomplish the Company's compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under the 1996 Option Plan. The overall compensation policy, as implemented, endeavors to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of the management with those of the Company.

    Base Salary. The Compensation Committee initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups: Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Klusman (Chief Executive Officer), Mrs. Ward (Vice President) and Mr. Ruben (Chief Financial Officer). The Administrative Officers consist of Mr. Brown (Vice President-Operations), Mr. Janzen (Vice President-Marketing) and Ms. Schowengerdt (Treasurer and Assistant Secretary).

    For Operating Officers, the Compensation Committee has adopted a policy that base salaries will be annually adjusted based on factors such as prior level of pay, quality of experience, responsibilities of position, salary levels of similarly positioned executives in other companies and the general changes in the cost of living standards as published by the Department of Labor.

    For Administrative Officers, raises are determined subjectively by the CEO and approved by the Compensation Committee. Such raises are based upon informal evaluations by the CEO and, to a lesser extent, other executive officers.

    Performance Adjustments. For the Operating Officers, the Company has in place a Performance Adjustment Plan which couples the executive's cash compensation with specific target improvements in the Company's revenues, operating ratio, operating income, earnings per share, return on equity and return on assets (the "Performance Factors"), which are each weighted equally. For 1998, the Compensation Committee set the target level of improvement in Performance Factors with at least a 50% improvement target in five of the six factors.

    Under the Performance Adjustment Plan, each Operating Officer will receive a maximum 35% of his or her annual base salary ("Target Adjustment") if the target level of improvement in Performance Factors is reached. Achievement of less than the target level of improvement in Performance Factors will result in a 1% decrease in the Target Adjustment for each 1% deviation in such target level. For example, if the Target Adjustment is $20,000 and the Company reaches 50% of its target level of improvement in Performance Factors, then the amount of actual performance adjustment would be $10,000.

    In 1998, the Company reached 34% of its target level of improvement in Performance Factors. Accordingly, the Operating Officers received an actual performance adjustment of 34% of their Target Adjustments.

    Administrative Officers do not participate in the Performance Adjustment Plan and, thus, do not receive a performance adjustment.

    Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1996 Option Plan. In general, the Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price.
Obviously, when stockholder value decreases, the stock options granted to executives either decrease in value or have no value.

    In February 1998, the Committee authorized the granting of options to the executive officers to acquire 80,000 shares of Common Stock under the 1996 Stock Option Plan. In December 1998, the Committee authorized the granting of options to an executive officer to acquire 705 shares of Common Stock under the 1996 Option Plan. A total of 6,551 shares authorized under the 1996 Option Plan were granted to employees other than executive officers in December 1998.

    CEO Compensation. Gary J. Klusman, CEO of the Company effective February 1, 1998, is subject to the same general compensation package as the other Operating Officers as set forth above.

    The Compensation Committee decided to increase Mr. Klusman's annual base salary by 25.0% effective July 1, 1998 based on factors including quality of experience, responsibilities of position, and salary levels of similarly positioned executives in other Companies.

    Mr. Klusman also received $16,347 in performance adjustment to his base annual salary under the Performance Adjustment Plan. As noted above, such performance adjustment was 34% of his Targeted Adjustment of $48,809.

    In February 1998, the Committee authorized a grant of options to Mr. Klusman to acquire 40,000 shares of Common Stock under the 1996 Stock Option Plan.

    Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

    The Compensation Committee report is submitted by:

                                 Dr. Ralph E. MacNaughton
                                     William P. Ward
                                   Charles M. Foudree




     (The remainder of this page has been left blank intentionally.)

                             Company Performance

    The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Market Index, and an industry index based the applicable Standard Industrial Classification code ("SIC Industry Index").
                  Comparison of Cumulative Total Return
      (OTR Express, Inc., Nasdaq Market Index and SIC Industry Index)

                                                      SIC Industry
Measurement Period    OTRX    Nasdaq Market  Index Trucking, except local
12/31/93              100.00  100.00         100.00
12/31/94              165.22  104.99          96.14
12/31/95               78.26  136.18          81.51
12/31/96               60.87  169.23          76.99
12/31/97              102.17  207.00         111.25
12/31/98               86.96  291.96         107.04

    The above graph compares the performance of the Company with that of the Nasdaq Market Index and the SIC Industry Index, with the investment weighted on market capitalization. The total cumulative return on investment (change in stock price plus reinvested dividends) for the Company, the Nasdaq Market Index and the SIC Industry Index is based on the stock prices as of December 31, 1993, assuming a $100 investment.

The SIC Industry Index is comprised of all those companies with a four digit SIC code of 4213 (Trucking, except local).

                             PROPOSAL TWO:
                   APPROVAL OF INDEPENDENT AUDITORS

    For 1998, Arthur Andersen LLP served as the independent auditors for the Company and audited the financial statements of the Company including reports to the stockholders and others. The Board of Directors has selected and appointed Arthur Andersen LLP as the independent auditors for the Company for the year ending December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions from stockholders. The affirmative vote of the holders of a majority of the shares present or represented by Proxy at the Annual Meeting is necessary for the approval of the selection of independent auditors. The Board of Directors recommends that the stockholders vote for the following resolution which will be presented at the Annual Meeting:

    "RESOLVED, that the selection by the Board of Directors of Arthur Andersen LLP as the Company"s independent auditors for the year ending December 31, 1999 be, and hereby is, ratified."

                             MISCELLANEOUS

    Certain Relationships and Other Transactions.  Mr. Terry
Christenberry, a director of the Company, is affiliated with Christenberry Collet & Company, Inc. ("Christenberry"), a company which provided financial advisory services to the Company in 1998, and is the president and director of Christenberry.

    Section 16 Reporting.  Based solely upon a review of Forms 3, 4 and
5 and amendments thereto furnished to the Company with respect to the Company's last fiscal year, the Company is not aware of any reports required to be filed with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as amended, that were filed late or not filed by the Company's officers or directors with respect to such year. Mr. Robert Westphal became an owner of more than 10% of the Company's Common Stock during 1998, and is the only beneficial owner of more than 10% of the Company's Common Stock that is not also an officer or director.
Stockholder Proposals. In the event any stockholder intends to present a proposal at the next annual meeting of Stockholders to be held in 2000, such proposal must be received by the Secretary of the Company, in writing, on or before December 2, 1999, to be considered for inclusion in the Company's proxy statement relating to the next annual meeting of Stockholders.

    Annual Report. A copy of the Company's Annual Report (including financial statements and schedules, as filed with the SEC) accompanies this Proxy Statement. The Annual Report is not part of the proxy solicitation materials.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY.



                                               BY THE BOARD OF DIRECTORS


                                               William P. Ward
March 31, 1999                                 Chairman of the Board